Raven Moon International, Inc.
                      120 International Parkway, Suite 220
                             Heathrow, Florida 32726

                              INFORMATION STATEMENT
                              (Dated March 5, 2001)

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

     This Information Statement is first being furnished on or about March 5, 2001, to holders of record of the common stock, $.0001 par value per share ("Common Stock"), of Raven Moon International, Inc., a Florida corporation (the "Company"), in connection with an amendment ("Amendment") to the Company's Articles of Incorporation, (the "Articles of Incorporation"), to increase the number of authorized shares of Common Stock of the Company to 400,000,000 shares. A complete summary of this matter is set forth herein.

     With respect to the Amendment, the Board of Directors of the Company (the "Board") has approved, and the shareholders owning a majority of the issued and outstanding shares of Common Stock outstanding as of February 28, 2001, have consented in writing to the Amendment. Such approval and consent are sufficient under Section 607.0704 of the Florida Business Corporation Act and the Company's Bylaws to approve the Amendments. Accordingly, the Amendments will not be submitted to the other Company stockholders for a vote, and this Information Statement is being furnished to stockholders solely to provide them with certain information concerning the Amendments in accordance with the requirements of Florida law and the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder, including particularly Regulation 14C.

     The Amendments will be effective on or about March 25, 2001.

     The principal executive offices of the Company are located at 120 International Parkway, Suite 220, Heathrow, Florida 32726, and the Company's telephone number is (407) 304-4764.

                              NO DISSENTERS' RIGHTS

     The corporate action described in this Information Statement will not afford to stockholders the opportunity to dissent from the actions described herein and to receive an agreed or judicially appraised value for their shares.

                                  THE AMENDMENT

General
-------

     The Company adopted the Amendment to increase its authorized capital stock by authorizing an increase in Common Stock to 400,000,000 shares of Common Stock. A copy of the Articles of Amendment effecting the increase in authorized shares of Common Stock, in substantially the form to be filed with the Secretary of State of Florida, is attached to this Information Statement as Exhibit A. The majority stockholders of the Company as of February 28, 2001, have consented to the increase in authorized shares of Common Stock, which will become effective on March 25, 2001 (the "Effective Date").

     The Company has taken all action required under Florida law to approve the Amendment; however, since stockholder approval of the Amendment was obtained by written consent rather than at a stockholders' meeting, Florida law requires that notice be sent to all non-consenting stockholders notifying them of the actions taken not more than 30 days after the effective date of the consent and the Exchange Act will not permit such filing until the expiration of 20 calendar days from the date hereof. The Articles of Amendment filed with the Florida Secretary of State will not become effective until March 25, 2001, after the expiration of the 20-calendar day period.

Stockholder Approval Previously Obtained
----------------------------------------

     The Company has 178,246,442 issued and outstanding shares of Common Stock as of February 28, 2001, each of which is entitled to one vote on any matter brought to a vote of the Company's stockholders. The Company also has issued and outstanding as of February 28, 2001, approximately 32,752,950 shares of Preferred Stock, none of which have any voting rights. By written consent dated February 28, 2001, the stockholders holding a majority of the issued and outstanding Common Stock of the Company approved the adoption and implementation of the Amendment, such consent to take effect on March 25, 2001. Such action is sufficient to satisfy the applicable requirements of Florida law that stockholders approve such actions. Accordingly, stockholders will not be asked to take further action on the Amendment at any future meeting and the Board of Directors does not intend to solicit any proxies or consents from any other stockholders in connection with the Amendment.

Purpose and Effect of Increase in Common Stock
----------------------------------------------

     The authorization of additional Common Stock will provide the Company greater flexibility in issuing capital stock in connection with any future financing activities or corporate acquisitions using the Company's capital stock. The Company has no definitive plans or commitments to issue additional shares of Common Stock.

                           EFFECTIVENESS OF AMENDMENTS

     The Company reserves the right, upon notice to stockholders, to abandon or modify the proposed Amendment at any time prior to the filing of the Amendment upon consent of the Board and the holders of a majority of the existing Common Stock then issued and outstanding.

                        NUMBER OF HOLDERS OF COMMON STOCK

     As of February 28, 2001, there were approximately 807 holders of record of Common Stock.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth, as of February 28, 2001, the beneficial ownership of the Company's Common Stock (i) by the only persons who are known by the Company to own beneficially more than 5% of the Company's Common Stock; (ii) by each director of the Company; and (iii) by all directors and officers as a group. Percentage ownership assumes all vested options are fully exercised, and is based on 178,246,442 shares of Common Stock issued and outstanding as of February 28, 2001. All numbers reflect a ten-for-one forward split of the Company's Common Stock effective January 1, 2001.



   Name and Address of                    Shares of Common           Percentage
    Beneficial Owner                        Stock Owned               Ownership
    ----------------                        -----------               ---------

 J&B DiFrancesco, Inc                       34,866,720                  19.56%
 2221 Springs Landing Blvd.
 Longwood, FL 32779

 Joseph and Bernadette DiFrancesco,         80,308,220                  45.05%
 JT (1),(2)
 2221 Springs Landing Blvd.
 Longwood, FL 32779

 Stephen Chrystie (2),(3)                      982,524                    .55%
 270 N. Cannon Drive
 Beverly Hills, CA 90210

 All Officers and Directors                                             45.60%
 as a Group (3 persons)(1),(2) (3)

(1) Includes 34,866,720 shares issued to J & B DiFrancesco, Inc., an affiliated entity controlled by Mr. and Mrs. DiFrancesco, and 45,441,500 shares owned by Mr. and Mrs. DiFrancesco as joint tenants.

(2) The numbers set forth above do not include warrants to purchase up to 2,500,000 shares of the Company's Common Stock issued to Mr. DiFrancesco, warrants to purchase up to 2,500,000 shares of the Company's Common Stock issued to Mrs. DiFrancesco, or warrants to purchase up to 2,500,000 shares of the Company's Common Stock issued to Mr. Chrystie. The warrants have a term of ten years, and are exercisable at any time prior to expiration at an exercise price equal to 70% of the average of the initial five day's closing trading prices of the Company's Common Stock when active trading begins, which is anticipated to occur in the 2000 calendar year. The precise number of shares issuable upon exercise of these warrants is not capable of calculation at this time, and therefore, the warrants are not reflected in the totals set forth above.

(3)  includes 320,844 shares owned by Mr. Chrystie's wife.



     The number of shares beneficially owned by each director or executive officer is determined under rules of the Securities and Exchange Commission (the "Commission"), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares that the individual has the right to acquire within 60 days of the date hereof through the exercise of any stock option or other right. Unless otherwise indicated, each person has the sole investment and voting power (or shares such powers with his or her spouse) with respect to the shares set forth in the table.

                       MATERIAL INCORPORATED BY REFERENCE

     The following documents are incorporated herein by reference: The Company's annual report on Form 10-K for the fiscal year ended December 31, 1999; and the Company's quarterly reports on Form 10-Q for the fiscal quarter ended March 31, 2000, June 30, 2000, and September 30, 2000.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Information Statement shall be deemed to be incorporated by reference into this Information Statement and to be a part hereof from the dates of filing such documents or reports. Any statement contained herein or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

THIS INFORMATION STATEMENT INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (OTHER THAN CERTAIN EXHIBITS TO DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE WITHOUT CHARGE TO ANY PERSON TO WHOM A COPY OF THIS INFORMATION STATEMENT HAS BEEN DELIVERED UPON WRITTEN OR ORAL REQUEST, IN THE CASE OF COMPANY DOCUMENTS, TO JOEY DIFRANCESCO, CHAIRMAN OF THE BOARD, RAVAN MOON INTERNATIONAL, INC., 120 INTERNATIONAL PARKWAY, SUITE 220, HEATHROW, FLORIDA 32746, TELEPHONE: (407) 304-4764.



                                    By order of the Board of Directors

March 5, 2001                       /s/ Joey DiFrancesco
                                    --------------------------------------------
                                        Joey DiFrancesco, President








                                  EXHIBIT INDEX

Exhibit A         Form of Amendment to the Articles of Incorporation of
                  Raven Moon International, Inc.

                                    EXHIBIT A
                                    ---------

                          ARTICLES OF AMENDMENT TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                         RAVEN MOON INTERNATIONAL, INC.

     RAVEN MOON INTERNATIONAL, INC., a Florida corporation (the "Corporation"), hereby amends its Articles of Incorporation as follows:

     Section 1(a) of Article IV of the Articles of Incorporation of the Corporation is hereby deleted in its entirety and amended to read as follows:

                                   ARTICLE V.
                                   ----------

     1. Authorized Stock. This Corporation is authorized to issue the following shares of capital stock:

          (a) Common Stock. The aggregate number of shares of Common Stock that the Corporation shall have authority to issue is 400,000,000 shares with a par value of $.0001 per share.

     2. The foregoing Amendment was adopted on February 28, 2001, by the duly authorized vote of the shareholders holding a majority of the issued and outstanding common stock of the Corporation. Except as amended hereby, the rest and remainder of the Corporation's Articles of Incorporation shall be and remain in full force and effect. The number of votes cast by the majority shareholders for the Amendment was sufficient for approval by the shareholders.

     3. This Amendment shall become effective as of March 25, 2001.

     Dated this 5th day of March 2001.

                                         RAVEN MOON INTERNATIONAL, INC.



                               By: /s/  Joey DiFrancesco
                                  ----------------------------------------------
                                  Joey DiFrancesco, President